Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical audited and unaudited financial statements of Summit Materials, Inc. (“Summit” or the “Company”) and Argos North America Corp. (“Argos USA”) and its subsidiaries. The historical financial statements of Argos USA include the accounts of Argos North America Corp. and subsidiaries, which consists of the equity interests to be acquired by the Company in the acquisition by Summit of all of the issued and outstanding equity interests of Argos USA from Argos SEM LLC and Valle Cement Investments, Inc. (the “Transaction”).

The unaudited pro forma combined balance sheet as of September 30, 2023 gives effect to the Transaction as of September 30, 2023. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 reflect the Transaction as if it had occurred as of January 1, 2023 and January 1, 2022, respectively.

The pro forma financial statements have been prepared to reflect the effects of the Transaction which are summarized as follows:

•	The issuance of 54,720,000 million shares of Summit’s class A common stock.

•	Summit has obtained commitments for $1.0 billion in term loan B borrowings, as well as $800 million in senior notes. Summit will use the proceeds of those borrowings to repay its existing term loan for approximately $505.7 million, and use the majority of the remaining proceeds to fund the $1.2 billion cash portion of the Transaction. The $1.0 billion of term loan B borrowings is expected to close concurrent with the closing of the Transaction. The closing of the $800 million of senior notes is expected to close in mid-December 2023.

•	The payment of $1.2 billion of cash to Cementos Argos S.A. (“Cementos Argos”), net of amounts used to retire Argos USA’s existing third-party debt and related-party debt payable.

•	Adjustments are also reflected to eliminate the financial statement impact of Argos USA costs incurred as it pursued an initial public offering prior to this Transaction.

•	Adjustments are also reflected to eliminate the management fee paid by Argos USA to Cementos Argos as that fee will not be incurred subsequent to closing the Transaction for the first five years after closing.

•	Summit has also reclassified certain amounts on the Argos USA financial statements to conform to the presentation of those same line items in Summit’s consolidated financial statements.

•	Summit estimates that it will realize synergies of more than $100 million subsequent to the Transaction. Summit believes a significant amount of those synergies will be realized within two years. For purposes of the pro forma financial information, only the synergies estimated to be realized within one year of the closing date are reflected.

•	The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary purchase price is based on management’s estimate and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the Transaction date using the currently available information. As the unaudited pro forma combined financial information is based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations may materially differ from the pro forma amounts included here in. Summit expects to finalize its allocation of the purchase consideration as soon as practicable after the Transaction date but is not required to finalize it for one year from the closing date of the Transaction.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of Summit contained in Summit's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023, which is incorporated by reference herein;

•	the audited consolidated and combined financial statements and accompanying notes of Argos USA and its subsidiaries for the year ended December 31, 2022 contained in the Company’s definitive proxy statement filed on Schedule 14A on December 12, 2023 (the “Proxy Statement”); and

•	the unaudited condensed consolidated financial statements and accompanying notes of Summit contained in Summit’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Quarterly Report”), which is incorporated by reference herein; and

•	the unaudited consolidated and combined financial statements and accompanying notes of Argos USA and its subsidiaries as of September 30, 2023 and for the three and nine month periods ended September 30, 2023 contained in the Proxy Statement.

Summit

Pro Forma Condensed Combined Balance Sheet As of September 30, 2023

(Unaudited)

(in thousands)	Summit Historical As of September 30, 2023	Argos USA Historical As of September 30, 2023	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments	Summit Combined
Assets
Current Assets:
Cash and cash equivalents	$ 197,475	$ 133,948	$—		$1,771,326	(b)	$ —	$ 263,063
					(505,738)	(b)
					(735,800)	(c)
					(464,200)	(c)
					(133,948)	(d)
Accounts receivable, net	375,929	209,309	—		—		—	585,238
Receivables due from affiliates	—	432	—		(432)	(e)	—	—
Costs and estimated earnings in excess of billings	40,985	—	—		—		—	40,985
Inventories	243,136	147,266	—		—		—	390,402
Other current assets	17,976	21,648	13,357	(a)	(20,116)	(f)	—	32,865
Prepaid Expenses	—	13,357	(13,357)	(a)	—		—	—
Current assets held for sale	1,702	—	—		—		—	1,702
Total current assets	877,203	525,960	—		(88,908)		—	1,314,255
Property, plant and equipment, less accumulated depreciation, depletion	1,974,532	1,704,581	—		479,100	(g)	—	4,158,213
Goodwill	1,241,472	178,207	—		728,566	(g)	—	2,148,245
Intangible assets, less accumulated amortization	68,814	17,561	—		—		—	86,375
Deferred tax assets, less valuation allowance	113,362	—	—		—		—	113,362
Operating lease right-of-use assets	38,380	81,597	—		—		—	119,977
Other assets	51,201	1,648	—		—		—	52,849
Total assets	$4,364,964	$2,509,554	$ —		$ 1,118,758		$ —	$7,993,276
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$ 3,822	$—	$—		$—		$—	$ 3,822
Current portion of acquisition-related liabilities	7,028	—	—		—		—	7,028
Accounts payable	173,127	125,174	—		—		—	298,301
Payables due to affiliates	—	46,632	—		(46,632)	(e)	—	—
Accrued expenses	147,619	70,020	—		—		—	217,639
Current operating lease liabilities	8,745	14,747	—		—		—	23,492
Billings in excess of costs and estimated earnings	8,539	—	—		—		—	8,539
Total current liabilities	348,880	256,573	—		(46,632)		—	558,821
Long-term debt	1,488,069	484,918	—		(484,918)	(c)	—	2,753,657
					1,771,326	(b)
					(505,738)	(b)
Long-term related-party debt	—	250,882	—		(250,882)	(c)	—	—
Acquisition-related liabilities	27,633	—	—		—		—	27,633
Tax receivable agreement liability	52,143	—	—		—		—	52,143
Noncurrent operating lease liabilities	34,838	86,277	—		—		—	121,115
Other noncurrent liabilities	105,668	36,033	70,739	(a)	117,859	(h)	—	330,299
Deferred tax liabilities	—	70,739	(70,739)	(a)	—		—	—

(in thousands)	Summit Historical As of September 30, 2023	Argos USA Historical As of September 30, 2023	Conforming Reclassifications	Pro Forma Transaction Adjustments		Management Adjustments	Summit Combined
Total liabilities	2,057,231	1,185,422	—	601,015		—	3,843,668
Commitments and contingencies Stockholders’ equity:
Class A common stock	1,192	52	—	(52)	(i)	—	1,739
				547	(j)
Class B common stock
Additional paid-in capital	$1,415,320	$1,528,043	$ —	$(1,528,043)	(i)	$ —	$3,256,648
				1,841,328	(j)
Accumulated earnings	873,773	(211,905)	—	237,989	(i)	—	873,773
				20,116	(f)
				(46,200)	(e)
Accumulated other comprehensive income	3,296	7,942	—	(7,942)	(i)	—	3,296
Stockholders’ equity	2,293,581	1,324,132	—	517,743		—	4,135,456
Noncontrolling interest in Summit Holdings	14,152	—	—	—		—	14,152
Total stockholders’ equity	2,307,733	1,324,132	—	517,743		—	4,149,608
Total liabilities and stockholders’ equity	$4,364,964	$2,509,554	$ —	$ 1,118,758		$ —	$7,993,276

(a)	Certain aspects of the presentation of Argos USA balance sheet have been conformed for purposes of presenting comparable results. For full historical financial statements of Argos USA for the periods presented, please see the financial statements attached to the Proxy Statement.

(b)	Represents $1.8 billion in cash received through the issuance of term loan and senior notes, net of an estimated $26.0 million in fees and related expenses. Further, the $505.7 million represents the pay down of the existing term loan.

(c)	Represents the use of the $1.2 billion cash consideration used for repayment of Argos USA’s $250.9 million outstanding related party indebtedness and $484.9 million of long-term third-party debt. The remaining $464.2 million will be paid to Cementos Argos.

(d)	Summit will not purchase the existing cash of Argos USA and cash will remain with Cementos Argos post-acquisition.

(e)	The following pro forma adjustments eliminate historical transactions between Argos USA and its prior affiliates that would be treated as intercompany transactions on a consolidated basis.

•	Elimination of $0.4 million of receivables due from affiliates that are deemed settled as of the acquisition date.

•	Elimination of $46.6 million of payables due to affiliates that are deemed settled as of the acquisition date.

(f)	Reflects the elimination of $20.1 million of Argos USA’s pre-IPO costs that were deferred as of September 30, 2023. These costs primarily represent legal, accounting and other direct costs and are recorded in prepaid expenses and other current assets.

(g)	Reflects an estimated amount to adjust the Argos USA property, plant and equipment, net of accumulated depreciation and depletion to fair value. The actual amount allocated to Argos USA property, plant and equipment will be based upon appraisals by experts as of the closing date, and will differ from these amounts, and those differences may be material. After amounts are allocated to property, plant and equipment, any remaining purchase price will be allocated to goodwill. Subsequent to the closing date, management will periodically update the amounts allocated in the original purchase price allocation model to reflect information received about the fair values received subsequent to the initial purchase price allocation. Under generally accepted accounting principles such adjustments may occur up to one year subsequent to the date of acquisition.

(h)	Reflects the estimated increase in the deferred tax liability as of the closing date as the book value of the assets acquired will exceed the tax value of the assets acquired.

(i)	Reflects the elimination of Argos USA's historical equity balances in accordance with the acquisition method of accounting.

(j)	Reflects the estimated increase in Class A common stock, par value $0.01 per share, of Summit (“Class A Common Stock”) and additional paid-in capital resulting from the issuance of approximately 54.7 million of Class A Common Stock shares to Cementos Argos to effect the Transaction.

Summit

Pro Forma Condensed Combined Statement of Operations

(Unaudited)

(in thousands)	Summit Historical Nine Months Ended September 30, 2023	Argos USA Historical Nine Months Ended September 30, 2023	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments		Summit Combined
Total revenue	$ 1,959,335	$1,296,222	$—		$—		$—		$ 3,255,557
Cost of revenue excluding items shown separately below	1,389,599	1,030,537	(70,760)	(a)	—		(20,403)	(h)	2,328,973
General and administrative expenses	150,731	118,889	(7,544)	(a)	(2,725)	(b)	(16,846)	(i)	242,505
Depreciation, depletion, amortization and accretion	163,133	—	78,304	(a)	—		—		241,437
Transaction Costs	19,518	—	—		—		—		19,518
Gain on sale of property, plant and equipment	(5,787)	—	(4,452)	(a)	—		—		(10,239)
Operating income (loss)	242,141	146,796	4,452		2,725		37,249		433,363
Interest expense	83,335	28,533	—		(29,415)	(c)	—		157,853
					102,728	(d)
					(31,847)	(d)
					4,519	(d)
Loss on debt financings	493	—	—		5,500	(d)	—		5,993
Tax receivable agreement benefit	(153,080)	—	—		—		—		(153,080)
Gain on sale of businesses	—	—	—		—		—		—
Net gain on disposals	—	(4,452)	4,452	(a)	—		—		—
Other income, net	(14,771)	(994)	—		—		—		(15,765)
Income from operations before taxes	326,164	123,709	—		(48,760)		37,249		438,362
Income tax expense (benefit)	39,923	30,664	—		(11,995)	(e)	9,163	(e)	67,755
Net income	286,241	93,045	—		(36,765)		28,086		370,607
Net income attributable to Summit Holdings	3,363	—	—		(368)	(f)	281	(f)	3,276
Net income attributable to Summit Inc.	$ 282,878	$ 93,045	$—		$(36,397)		$ 27,805		$ 367,331
Earnings per share of Class A common stock:
Basic	$ 2.38	—	—		—		—		$ 2.12
Diluted	$ 2.37	—	—		—		—		$ 2.11
Weighted average shares of Class A common stock:
Basic	118,874,967	—	—		54,720,000	(g)	—		173,594,967
Diluted	119,558,974	—	—		54,720,000	(g)	—		174,278,974

(a)	Certain aspects of the presentation of Argos USA income statement have been conformed for purposes of presenting comparable results. For full historical financial statements of Argos USA for the periods presented, please see the financial statements attached to the Proxy Statement.

(b)	Reflects the elimination of Argos USA’s pre-IPO costs that were expensed in the period. These costs primarily represent legal, accounting and other direct costs.

(c)	Argos USA has long term debt and long term debt payable to an affiliate that will be repaid as of the closing date. As such, this adjustment reflect the elimination of the interest expense on the debt being repaid at closing.

(d)	Represents $102.7 million of estimated incremental interest expense on the $1.8 billion issuance of new term loans for the borrowing of $1,010.0 million under a new term loan B facility (the “New Term Loans”), under that certain Amended and Restated Credit Agreement, dated as of July 17, 2015, by and among Summit Materials, LLC, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as it may be amended and restated from time to time, and notes offered hereby based upon an assumed weighted-average interest rate of 7.57%. The $31.8 million represents the elimination of the interest expense on the existing term loan which is assumed to be paid off at closing. The $4.5 million adjustment represents the incremental amortization of deferred financing fees associated with the new debt issuance. The $5.5 million loss on debt financings represent the write off of the existing term loan’s deferred financing fees and original issue discount.

(e)	Represents the income tax impact related to the elimination of pre-IPO costs expensed by Argos USA, incremental net interest expense, elimination of the prior management fees paid to Cementos Argos, and the first nine months of expected synergies from the business combination.

(f)	Represents the approximate 1% of earnings attributable to the noncontrolling interest in Summit Materials Holdings L.P. (“Summit Holdings”).

(g)	Reflects the estimated increase in Class A Common Stock from the issuance of approximately 54.7 million of Class A Common Stock to Cementos Argos to effect the Transaction.

(h)	Reflects an estimate of the nine months for the estimated cost savings and synergies from the combined entity for the nine months ended September 30, 2023.

(i)	As the combined entity will not be obligated to pay Cementos Argos for intellectual property for the first five years subsequent to close, this adjustments eliminates management fees and royalty fees expensed in the historical financial statements of Argos USA and its subsidiaries.

Summit

Year ended December 31, 2022

Pro Forma Condensed Combined Statement of Operations

(Unaudited)

(in thousands)	Summit Historical	Argos USA Historical	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments		Summit Combined
Total revenue	$2,412,522	$1,565,433	$—		$—		$—		$3,977,955
Cost of revenue excluding items shown separately below	1,763,177	1,343,156	(101,848)	(a)	—		(27,200)	(h)	2,977,285
General and administrative expenses	190,218	145,275	(3,369)	(a)	(11,295)	(b)	(32,565)	(i)	288,264
Depreciation, depletion, amortization and accretion	200,450	—	105,217	(a)	—		—		305,667
Gain on sale of property, plant and equipment	(10,370)	—	(3,226)	(a)	—		—		(13,596)
Operating income	269,047	77,002	3,226		11,295		59,765		420,335
Interest expense	86,969	33,584	—		(32,238)	(c)	—		210,534
					136,971	(d)
					(20,777)	(d)
					6,025	(d)
Loss on debt financings	1,737	—	—		5,500	(d)	—		7,237
Tax receivable agreement expense	1,566	—	—		—		—		1,566
Gain on sale of businesses	(172,389)	(23,252)	3,226	(a)	—		—		(192,415)
Other income, net	(10,324)	(11,986)	—		—		—		(22,310)
Income (loss) from operations before taxes	361,488	78,656	—		(84,186)		59,765		415,723
Income tax expense (benefit)	85,545	27,391	—		(20,710)	(e)	14,702	(e)	106,928
Net income (loss)	275,943	51,265	—		(63,476)		45,063		308,795
Net income attributable to Summit Holdings	3,798	—	—		(635)	(f)	451	(f)	3,614
Net income attributable to Summit Inc.	$272,145	$51,265	$—		$(62,841)		$ 44,612		$ 305,181
Earnings per share of Class A common stock:
Basic	$2.27	—	—		—		—		$ 1.75
Diluted	$2.26	—	—		—		—		$1.74
Weighted average shares of Class A common stock:
Basic	119,894,444	—	—		54,720,000	(g)	—		174,614,444
Diluted	120,628,459	—	—		54,720,000	(g)	—		175,348,459

(a)	Certain aspects of the presentation of Argos USA income statement have been conformed for purposes of presenting comparable results.

(b)	Reflects the elimination of Argos USA’s pre-IPO costs that were expensed in the period. These costs primarily represent legal, accounting and other direct costs.

(c)	Argos USA has long term debt and long term debt payable to an affiliate that will be repaid as of the closing date. As such, this adjustment reflect the elimination of the interest expense on the debt being repaid at closing.

(d)	Represents $137.0 million of estimated incremental interest expense on the $1.8 billion issuance of New Term Loans and notes offered hereby based upon an assumed weighted-average interest rate of 7.57%. The $20.8 million represents the elimination of the interest expense on the existing term loan which is assumed to be paid off at closing. The $6.0 million represents the incremental amortization of deferred financing fees associated with the new debt issuance. The $5.5 million loss on debt financings represent the write off of the existing term loan’s deferred financing fees and original issue discount.

(e)	Represents the income tax impact related to the elimination of pre-IPO costs expensed by Argos USA, incremental net interest expense, elimination of the prior management fees paid to Cementos Argos, and the first year of expected synergies from the business combination.

(f)	Represents the approximate 1% of earnings attributable to the noncontrolling interest in Summit Holdings.

(g)	Reflects the estimated increase in Class A Common Stock from the issuance of approximately 54.7 million of Class A Common Stock to Cementos Argos to effect the transaction.

(h)	Reflects an estimate of the first year of estimated cost savings and synergies from the combined entity for the year ended December 31, 2022.

(i)	As the combined entity will not be obligated to pay Cementos Argos for intellectual property for the first five years subsequent to closing, the adjustment eliminates management fees and royalty fees expensed in the historical financial statements of Argos USA and its subsidiaries.